UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2006

Ebix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Golf Road, Schaumburg, Illinois		60173
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 789-3047

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 4, 2006, Ebix, Inc. (the “Company”) filed a current report on Form 8-K (the “Original Filing”) in connection with the completion of its merger with Finetre Corporation (“Finetre”)  The Company is amending the Original Filing to include the Financial Information required by Items 9.01(a) and 9.01(b).

Item 9.01.              Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The appropriate financial statements of the Finetre Corporation are filed herewith as Annex A.

(b)           Pro Forma Financial Information.

The appropriate pro forma financial information of the Company is filed herewith as Annex B.

Exhibit No.	Exhibit

2.1

Agreement and Plan of Merger by and among Ebix Inc., Ebix Merger Sub Inc., Finetre Corporation and Steven F. Piaker, as Shareholders’ Representation dated September 22, 2006 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 4, 2006 and incorporated herein by reference).

Annex A

FINETRE CORPORATION & Subsidiaries

Consolidated Financial Statements

December 31, 2005 and 2004

FINETRE CORPORATION & Subsidiaries

Report of Independent Auditors on the 2005 Financial Statements

Board of Directors
Finetre Corporation

We have audited the accompanying consolidated balance sheet of Finetre Corporation and subsidiaries as of December 31, 2005, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Finetre Corporation and subsidiaries at December 31, 2005, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Reznick Group, P.C.

February 24, 2006, except for Note 13,
as to which the date is October 2, 2006

Report of Independent Auditors

Board of Directors

Finetre Corporation

We have audited the accompanying consolidated balance sheet of Finetre Corporation and subsidiaries as of December 31, 2004, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the year then ended.  There financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Finetre Corporation and subsidiaries at December 31, 2004, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young, LLP
March 30, 2005, except for Note 14,
as to which the date is December 20, 2006
McLean, Virginia

FINETRE CORPORATION & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31
	2005	2004
Assets
Current Assets
Cash and cash equivalents	$8,883,815	$3,208,410
Restricted cash and cash equivalents	376,187	—
Investments in debt securities	3,007,027	3,000,000
Restricted investments in debt securities	—	499,847
Accounts receivable, net	321,206	925,878
Accounts receivable from related parties, net	61,182	520,806
Prepaid expenses	115,182	155,895
Capitalized costs associated with deferred revenue	167,304	98,566
	12,931,903	8,409,402

Property and Equipment
Computer equipment	1,593,310	1,178,685
Office equipment and furnishings	318,197	312,259
Purchased software	412,299	452,586
Internally developed software	1,953,974	1,421,950
	4,277,780	3,365,480
Accumulated depreciation and amortization	(2,527,895)	(1,994,258)
	1,749,885	1,371,222
Other Assets
Capitalized costs associated with deferred revenue and other	105,895	296,569

Total Assets	$14,787,683	$10,077,193

See accompanying notes to consolidated financial statements.

FINETRE CORPORATION & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31
	2005	2004
Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable	$117,294	$220,532
Accrued payroll	519,214	566,841
Equipment loan	—	170,779
Dividend payable	3,003,588	—
Deferred revenue	2,643,704	4,228,426
Implementation deposits	134,769	767,108
Other accrued expenses	336,976	615,652
	6,755,545	6,569,338

Long-Term Liabilities
Deferred revenue	692,377	1,406,271
Implementation deposits	240,656	393,892
Deferred rent	86,160	186,741
Other accrued expenses	—	188,379
	1,019,193	2,175,283
Stock Subject to Mandatory Redemption (Revised—See Note 14)
Series B-1 convertible preferred stock; par value $0.0001 per share; 399,353 shares authorized, issued and outstanding at December 31, 2005 and 2004; liquidation preference of $43,449,913 at December 31, 2005	43,449,913	42,683,833
Series B-2 convertible preferred stock; par value $0.0001 per share; 723,286 shares authorized, 472,345 shares issued and outstanding at December 31, 2005 and 2004; liquidation preference of $14,972,669 at December 31, 2005	14,972,669	13,548,020
	58,422,582	56,231,853
Stockholders’ Deficit
Class B convertible common stock; par value $0.0001 per share; 1,243,475 shares authorized, issued and outstanding at December 31, 2005 and 2004	124	124
Class A common stock; par value $0.0001 per share; 3,527,225 shares authorized, 424,065 shares issued and outstanding at December 31, 2005 and 2004	42	42
Accumulated deficit	(51,409,803)	(54,899,447)
Total Stockholders' Deficit	(51,409,637)	(54,899,281)

Total Liabilities and Stockholders’ Deficit	$14,787,683	$10,077,193

See accompanying notes to consolidated financial statements.

FINETRE CORPORATION & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31
	2005	2004
Revenue
Services revenue	$6,269,444	$6,483,637
Services revenue from related parties	1,284,103	2,278,035
	7,553,547	8,761,672

Expenses
Salaries and employee benefits	5,122,992	6,615,743
Selling, general and administrative	1,981,741	2,514,224
Marketing	256,789	213,873
Depreciation and amortization	897,905	718,328
	8,259,427	10,062,168

	(705,880)	(1,300,496)

Other Income and Expense
Sale of VARDS product line	9,163,699	—
Interest income	377,978	59,946
Other	8,164	(17,027)
	9,549,841	42,919

Income (Loss) Before Taxes	8,843,961	(1,257,577)

Income Tax Expense	(160,000)	—

Net Income (Loss)	$8,683,961	$(1,257,577)

See accompanying notes to consolidated financial statements.

FINETRE CORPORATION & Subsidiaries

Consolidated Statements of Changes in Stockholders’ DEFICIT

	Class B Common Stock		Class A Common Stock		Accumulated
	Shares	$	Shares	$	Deficit	Total
Balance at January 1, 2004	1,243,475	$124	424,065	$42	$(50,082,586)	$(50,082,420)
Proceeds from the sale of Class B common stock	—	—	—	—	1,627,182	1,627,182
Accretion of preferred stock liquidation preference	—	—	—	—	(5,186,466)	(5,186,466)
Net loss	—	—	—	—	(1,257,577)	(1,257,577)
Balance at December 31, 2004	1,243,475	124	424,065	42	(54,899,447)	(54,899,281)
Accretion of preferred stock liquidation preference	—	—	—	—	(4,920,752)	(4,920,752)
Dividend declaration	—	—	—	—	(273,565)	(273,565)
Net income	—	—	—	—	8,683,961	8,683,961
Balance at December 31, 2005	1,243,475	$124	424,065	$42	$(51,409,803)	$(51,409,637)

See accompanying notes to consolidated financial statements.

FINETRE CORPORATION & Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31
	2005	2004
Cash Flows from Operating Activities
Net Loss	$8,683,961	$(1,257,577)
Items Not Requiring Cash Outlays
Depreciation and amortization	897,905	718,328
Gain from the sale of VARDS	(9,163,699)	—
(Gain) loss on disposal of fixed assets	(8,164)	22,710
Changes in Accounts
Accounts receivable	(33,841)	(155,004)
Accounts receivable from related parties	459,624	(20,806)
Prepaid expenses	18,499	(5,180)
Capitalized implementation and professional services costs	112,031	(129,583)
Accounts payable	(370,427)	(47,360)
Accrued payroll	(47,627)	272,240
Deferred revenue	(317,107)	1,648,775
Implementation deposits	(785,575)	(334,796)
Deferred rent	(82,680)	(49,980)
Other	(483,854)	(353,260)
Net cash provided by (used in) operating activities	(1,120,954)	308,507

Cash Flows from Investing Activities
Purchases of investments	(10,935,200)	(1,621,469)
Proceeds from maturities and sales of investments	11,074,451	502,778
Proceeds from the sale of VARDS product line	8,143,528	—
Proceeds from the sale of property and equipment	10,575	929
Purchases of property and equipment	(779,435)	(193,741)
Capitalized internal-use software development costs	(532,025)	(526,029)
Net cash provided by (used in) investing activities	6,981,894	(1,837,532)

Cash Flows from Financing Activities
Repayment of equipment loan	(185,535)	(149,791)
Net proceeds from sale of common stock	—	1,627,182
Net cash provided by (used in) financing activities	(185,535)	1,477,391

Net increase (decrease) in cash and cash equivalents	5,675,405	(51,634)
Cash and cash equivalents, beginning of year	3,208,410	3,260,044
Cash and cash equivalents, end of year	$8,883,815	$3,208,410

FINETRE CORPORATION & SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Business and Summary of Significant Accounting Policies

DESCRIPTION OF BUSINESS

Finetre Corporation (Finetre) was incorporated under Indiana law in 1998. Finetre, together with its subsidiaries (the Company), is a software technology company, presently conducting its business solely within the United States. The Company has developed an Internet-based financial transaction processing capability of which the Company’s primary product is an annuity sales and servicing platform (the AnnuityNet Platform) that connects insurance carriers, annuity distributors and point-of-sale representatives. The AnnuityNet Platform includes compliance data collection, workflow routing and a full variety of variable and fixed annuity products containing virtually all product rules. This allows distributors to standardize on a single set of business methods and processes across multiple annuity providers, and allows insurance carriers visibility across multiple distributors with a single interface. The Company operates the AnnuityNet Platform as an Application Service Provider (ASP). As an ASP, the Company manages all software, hardware and maintenance upgrades while providing its customers with faster deployment and continuous improvements.

The Company maintained a variable annuity research data service (VARDS) product line that provided variable annuity product level information, including sales and performance data, on a subscription basis. The research data was provided through several web-based applications. In January 2005, the Company sold the VARDS product line to Morningstar, Inc. Please see Note 2 for additional information regarding the sale.

The Company maintained a securities broker-dealer to facilitate the sale of annuities through one of its websites, which is designed for use by fee-based financial planners. During 2004, the Company ceased the sale of annuities and withdrew its broker-dealer registration in 2005.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard’s No. 123(R), Share-Based Payments, concerning the accounting for share-based payments, including stock options. The Company currently accounts for share-based payments to employees using the intrinsic value method described in Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. Historically, under the intrinsic value method, the Company has not recognized any compensation cost for employee stock options. The Company intends to apply the new statement for accounting for stock options in 2006, when it becomes effective for non-publicly owned companies. The impact of the adoption of this new statement cannot be predicted at this time because it will depend on the levels of share-based payments granted in the future.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of Finetre Corporation and its wholly-owned subsidiary, AnnuityNet Insurance Agency, Inc. All significant intercompany accounts and transactions are eliminated in consolidation. During 2005, the Company liquidated two subsidiaries AnnuityNet Insurance Agency of Massachusetts, Inc. and AnnuityNet of Alabama, Inc. in connection with winding down certain legacy operations. The accounts of the liquidated subsidiaries were included in the 2004 consolidated financial statements.

Use of Estimates

Preparing financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements. Actual results will likely differ from those estimates.

Income Taxes

Income taxes include U.S. and state income taxes. Certain items of income and expense are not reported in tax returns and financial statements in the same year. The tax effects of these differences and the impact of available net operating loss carryforwards are reported as deferred income taxes. The Company provides a valuation allowance against deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Revenue Recognition

The Company has several components of services revenue, the amounts of which are as follows:

	Year Ended December 31
	2005	2004
Transaction fees	$4,114,183	$2,705,573
Implementation fees	1,816,448	1,331,154
Professional services	1,411,136	1,040,503
Annuity administration	178,944	402,644
Commissions	32,836	727,547
Subscription	—	2,554,251
Total revenue	$7,553,547	$8,761,672

The components of revenue are defined as follows:

•      Transaction Fee Revenue. Transaction fee revenue is earned in connection with the Company providing its AnnuityNet Platform for use in the sale and servicing of annuities. Revenue is charged on a per transaction basis and is recognized as transactions are processed.

•      Implementation Fee Revenue. The Company receives implementation fee revenue from distributors and insurance carriers in connection with implementing its annuity sales and servicing platform.

Implementation fee revenue is recognized on a straight-line basis over the term of the related agreement, generally three years. Implementation fee deposits, the majority of which are nonrefundable, and deferred revenue represent advance payments billed to customers pursuant to signed agreements.

•      Professional Services Revenue. Professional services revenue is earned through the Company performing technology related services, such as configuring the AnnuityNet Platform to meet certain customer-specific requirements, at contracted hourly rates. Revenue from professional services that are contracted through servicing agreements that contain multiple elements of revenue are deferred and recognized over the life of the related service agreement. Revenue for all other professional services is recognized as the services are performed.

•      Annuity Administration Revenue. Annuity administration revenue is earned from providing certain annuity administration services for insurance carriers. Annuity administration fees are charged on an asset basis and are recognized as services are provided.

•      Commission Revenue. Commission revenue is earned from the sale of annuities made through the Company’s website and through websites the Company maintains for others.          Commissions from the sale of annuities are recorded as of the effective date of the annuities. A reserve for annuity cancellations is periodically evaluated and adjusted as necessary.

•      Subscription Revenue. Prior to the sale of the VARDS product line in January 2005, the Company sold subscriptions to its variable annuity data service. Subscription payments were generally received on an annual or monthly basis and recognized on a straight-line basis over the subscription term.

During 2005, two customers accounted for 32% of total revenue. During 2004, one customer represented 12% of total revenue.

Costs Associated with Deferred Revenue

The Company capitalizes the direct costs associated with deferred implementation and professional services revenue, where such costs can be specifically identified. These costs are generally related to software configuration of the AnnuityNet Platform. The Company expenses as incurred incremental direct costs related to contract acquisition. During 2005 and 2004, the Company capitalized $161,000 and $366,000, respectively, in direct costs associated with deferred revenue. The capitalized costs are amortized over the same period in which the deferred revenue is recognized, and are reported as Salaries and Employee Benefits on the income statement. During 2005 and 2004, the Company recognized amortization expense of $275,000 and $236,000, respectively.

Accounts Receivable

The Company’s accounts receivable are concentrated with financial institutions, and are shown net of reserves for uncollectible accounts. Reserves are determined based on the age and source of the underlying receivable as well as past collections experience. Total reserves netted against receivables in the consolidated balance sheets were approximately $4,000 and $71,000 at December 31, 2005 and 2004, respectively.

At December 31, 2005 and 2004 one customer accounted for 20% and 18% of total outstanding accounts receivable, respectively.

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives, which vary from 3 to 9 years. During 2005 and 2004, the Company recognized depreciation expense of $369,000 and $368,000, respectively. Accumulated depreciation at December 31, 2005 and 2004 was $1,485,000 and $1,296,000, respectively.

Internal-Use Software

Included in Property and Equipment are costs incurred in developing software products for internal use. Generally, the Company capitalizes all direct internal and external costs of developing software for its own use. This includes design, software configuration, coding and placing the software in service.

The Company expenses costs incurred in exploring software projects and after the software projects are placed in service. This includes determining performance requirements and evaluating alternatives, as well as testing, training and maintenance costs once the software is placed in service, including minor modifications and improvements.

When a software product is placed in service, the associated capitalized costs are amortized on a straight-line basis over the estimated useful life of the software, generally 36 months. During 2005 and 2004, the Company capitalized approximately $532,000 and $526,000, respectively, in costs associated with developing software for internal use. Amortization expense related to internally developed software was approximately $529,000 and $385,000, respectively, during 2005 and 2004.

Management assesses impairment of internal use software when conditions warrant, considering the potential recoverability of the carrying value of the capitalized costs, using a discounted cash flow approach. During 2005 and 2004, there were no impairment adjustments.

Deferred Rent

Rent expense for operating leases, which may have escalating rentals over the term of the of lease, is recorded on a straight-line basis over the initial lease term. The difference between rent expense and rent paid is recorded as deferred rent. At December 31, 2005 and 2004, the Company had deferred rent of $179,000 and $256,000, respectively.

Advertising & Marketing Costs

Advertising and marketing costs are expensed as incurred. Advertising and marketing expense during 2005 and 2004 was approximately $257,000 and $214,000, respectively.

Stock-Based Compensation

The Company grants stock options to its employees as a form of compensation. Under generally accepted accounting principles, companies may either expense the estimated fair value of stock options or continue to follow the intrinsic value method as described in APB Opinion No. 25. Under the intrinsic value method an expense is only recognized if the fair market value of the stock exceeds the exercise price of the option on the date the option is granted. Companies that elect to use the intrinsic value method must disclose the pro forma effects on net income or loss had the fair value of the options been expensed.

The Company has elected to continue to follow the intrinsic value method. The following table reflects pro forma net income (loss) had the Company elected to expense the estimated fair value of the stock options:

	2005	2004
Net income (loss)
As reported	$8,683,961	$(1,257,577)
Pro forma	8,583,547	(1,257,577)

The pro forma amount for 2005 was determined using a minimum value option pricing model and the following assumptions: risk free interest rate of 4.73%; dividend yield of 0%; expected life of 10 years; and a weighted-average exercise price of $8.00. The 2004 pro forma amount was determined using a minimum value option pricing model and the following assumptions: risk free interest rate of 5.5%; dividend yield of 0%; expected life of 10 years; and a weighted-average exercise price of $1.00.

Fair Value of Financial Instruments

The consolidated balance sheets include various financial instruments including accounts receivable, prepaid expenses, accounts payable, accrued payroll, deferred revenue and implementation deposits. The carrying values of these financial instruments approximate their carrying value.

Reclassifications

Certain amounts reported in the prior year consolidated financial statements have been reclassified to conform to the current year presentation.

2. Sale of VARDS Related Assets and Liabilities

In January 2005, the Company sold its VARDS related assets and liabilities to Morningstar, Inc. for $9 million, less a working capital adjustment. At the time of the sale, VARDS’ assets, comprised primarily of accounts receivable, were approximately $796,000 and liabilities, comprised primarily of deferred revenue, were approximately $2,117,000. During 2004, VARDS related revenue was approximately $2.6 million.

3. Stock Subject to Mandatory Redemption and Equity

The Company’s redeemable preferred stock and other equity securities are divided into four classes: Class A common stock, Class B convertible common stock, Series B-1 convertible preferred stock and Series B-2 convertible preferred stock. On December 14, 2005, the Board of Directors of the Company declared a $3 million dividend, of which approximately $2.7 million was payable to the preferred stockholders and approximately $0.3 million payable to the Class B common stockholder. The dividend was paid in January 2006 to stockholders of record on December 14, 2005.

The Series B convertible preferred stockholders have certain preferential rights, including a liquidation preference equal to two times the initial investment. The Series B-1 convertible preferred stock contains a right to receive approximately 1.5 shares of Class A common stock for each share of Series B-1 preferred stock upon conversion. The Series B-2 convertible preferred stock contains a right to convert to Class A common stock on a 1:1 basis. Additionally, under certain circumstances any accrued and unpaid dividends must be paid. In the event of a qualified initial public offering, the preferred stock automatically converts to Class A common stock. At December 31, 2005 and 2004, accrued and undeclared dividends were approximately $5 million and $8 million, respectively and are reflected in the financial statements within Stockholders’ Equity. The preferred stock ceased accruing dividends after June 30, 2003. The Series B convertible preferred stockholders have the right to require redemption of their preferred stock at the greater of the fair market value of the stock or their liquidation preference. During 2005, the ability of the Series B convertible preferred stockholders to require redemption was postponed until after January 2, 2007. The total liquidation preference of the Series B stockholders is $60.4 million.

Generally, all classes of stock vote on stockholder matters based on the number of shares of common stock they have a right to own. However, the Series B convertible preferred stockholders and the Class B convertible common stockholders have certain preferential voting rights as provided in the Articles of Incorporation and the Stockholders Agreement. Certain members of management have a right to participate in any liquidation proceeds.

At December 31, 2005, the Company had three warrants outstanding to purchase 140,637 shares of Class A common stock at exercise prices ranging from $15.94 to $75.00 per share. One warrant, for 125,000 shares, is perpetual and the other two expire in 2010. The Company has reserved shares of Class A common stock to satisfy all warrant agreements.

4. Cash, Cash Equivalents and Investments in Debt Securities

Cash and Cash Equivalents

Cash and cash equivalents consist of the following:

	December 31
	2005	2004
Time deposits and money market mutual funds	$2,911,422	$3,208,410
Commercial paper with maturities of three months or less	5,972,393	—
Total cash and cash equivalents	$8,883,815	$3,208,410

Time deposits and money market mutual funds represent amounts held at major U.S. financial institutions.

Restricted Cash and Cash Equivalents

At December 31, 2005, approximately $376,000 was held in a cash and cash equivalents restricted account. This restricted account represents collateral for a Standby Letter of Credit provided as security for an office lease.

Investments in Debt Securities

The Company classifies auction rate debt securities as available-for-sale and all other investments in debt securities as held-to-maturity. These investments are accounted for at cost as it approximates fair market value.

The following table summarizes the Company’s investments in debt securities at December 31, 2005 and 2004.

	December 31, 2005		December 31, 2004
	Principal Amount	Weighted Average Interest Rate	Principal Amount	Weighted Average Interest Rate
Long-term investments (matures after 10 years)	$3,007,027	4.28%	$3,000,000	2.27%

Long-term investments are comprised of high-quality corporate debt securities with variable interest rates that adjust every 28-days based on a Dutch auction process.

Restricted Investments in Debt Securities

At December 31, 2004, approximately $500,000 of investments in debt securities were held in a restricted account. This restricted account represents collateral for a Standby Letter of Credit provided as security for an office lease.

5. Deferred Revenue

The following table sets forth the components of deferred revenue:

	December 31
	2005	2004
Implementations	$1,720,255	$1,729,201
Transaction fees	947,618	1,284,470
Professional services	668,208	639,517
VARDS subscriptions	—	1,981,509
Total deferred revenue	$3,336,081	$5,634,697

Deferred implementation revenue represents implementation fees that are received in connection with the AnnuityNet Platform. Generally, the Company requires an implementation fee deposit prior to implementing any customer on the platform. The implementation fee is then recognized ratably over the contract period beginning when the platform is delivered to the customer for their use. Deferred transaction fees represent amounts prepaid by AnnuityNet Platform customers for annuity transaction services. The revenue is recognized based on platform transaction activity, subject to certain monthly minimums. Deferred professional services revenue represents payments that are received for professional services for which revenue is being recognized over the term of the related contract. This occurs when the professional services are provided under a contract for the AnnuityNet Platform services. Deferred VARDS subscription revenue represented subscriber payments made in advance for annual subscription contracts. Subscriptions were typically billed on a per annum basis in advance and revenue was recognized ratably over the subscription period.

6. Income Taxes

During 2005, the Company paid $125,000 in federal income taxes. The Company paid no federal income taxes in 2004.

The Company’s income tax expense for 2005 and 2004 are as follows:

	2005	2004
Current
Federal	$160,000	$—
State	—	—
	160,000	—
Deferred
Federal	(2,776,000)	394,000
State	(535,000)	76,000
	(3,311,000)	470,000
Valuation allowance	3,311,000	(470,000)
Income tax expense	$160,000	$—

The following is a reconciliation of the provision (benefit) for income taxes to the expected amounts using the statutory rate:

	2005	2004
Federal income tax rate	34.0%	(34.0)%
State income taxes	4.0%	(4.0)%
Other	0.1%	0.4%
Valuation allowance	(36.4)%	37.6%
Income tax benefit	1.7%	0.0%

Components of the Company’s deferred tax assets and liabilities are as follows:

	2005	2004
Deferred Tax Assets
Net operating loss carryforward	$7,975,000	$10,767,000
Deferred revenue	1,270,000	1,390,000
Implemenation deposits	134,000	442,000
AMT credit carryforward	151,000	—
Deferred rent expense	71,000	102,000
Other	50,000	101,000
Total deferred tax assets	9,651,000	12,802,000

Deferred Tax Liabilities
Property and equipment	(333,000)	(340,000)
Capitalized costs associated with deferred revenue	(104,000)	(173,000)
Total deferred tax liabilities	(437,000)	(513,000)
Net deferred tax asset before valuation allowance	9,214,000	12,289,000
Valuation allowance	(9,214,000)	(12,289,000)
Income tax benefit	$—	$—

During 2005 and 2004, the Company provided a full valuation allowance on the net deferred tax asset because of uncertainty regarding its realizability. At December 31, 2005 and 2004, the Company had net operating losses (NOLs) for federal income tax purposes of approximately $21.0 million and $28.3 million, respectively. These NOLs expire over a five-year period after 2019.

7. Debt

During March 2003, the Company obtained a $500,000 equipment loan facility. During 2005, the loan was paid in full. The balance of the loan at December 31, 2004 was $186,000. In connection with the financing, the Company issued a warrant to purchase 3,137 shares of common stock of the Company at an exercise price of $15.94 per share. The warrant has a seven-year term, is fully vested and provides for a cashless exercise. Interest paid, and reflected within Selling, general and administrative expenses on the Statement of Operations, during 2005 and 2004 was approximately $22,000 and $40,000, respectively.

8. Commitments and Contingencies

The Company leases office space in Herndon, Virginia under a five-year lease with an option to renew for an additional five years. The lease expires in September 2007 and provides for monthly rent of approximately $55,000. The Company maintains a letter of credit in the amount of $300,000 as security for the lease. During 2005 and 2004, the Company incurred rent expense of approximately $668,000 and $669,000, respectively.

In connection with the Company’s VARDS operations, the Company leased office space in Roswell, Georgia under a six-month lease agreement that expired December 31, 2004. In 2004, the Company recognized approximately $92,000 in rent expense. Additionally, the Company leased certain telecommunication equipment under a 60-month operating lease expiring in March 2005. The lease obligation was transferred to Morningstar, Inc. as a part of the sale of VARDS. During 2004, the Company incurred rent expense of approximately $40,000.

The Company did not occupy, but leased office space in Leesburg, Virginia under a lease that expired in April 2005. When the Company vacated the office space it recognized the present value of the remaining lease obligation related to that office. At December 31, 2004, the recognized lease obligation was $40,000. During 2005, the Company incurred no rent expense, and during 2004, the Company incurred rent expense in the amount of $16,000. The Company recognized $17,000 in sublease income in 2005 and in 2004.

Minimum lease payments for all noncancelable operating leases are as follows:

2006	$759,495
2007	580,345
$1,339,840

The Company may become subject to lawsuits, investigations and claims arising out of the ordinary course of business, including those related to commercial transactions, contracts, governmental regulations and employment matters. The Company accrues for legal claims when payments associated with the claims become probable and can be reasonably estimated.

In February 2006, the Company settled an NASD arbitration that related to legacy operations of the Company. At December 31, 2005, the Company had accrued $67,500 in connection with this arbitration.

9. Related Party Transactions

The Company provided annuity services to seven of its stockholders, representing 17% and 26% of revenue earned, during 2005 and 2004, respectively. Approximately 16% and 36%, respectively, of accounts receivable at December 31, 2005 and 2004 were from these stockholders. The services provided included transaction processing through the AnnuityNet Platform and annuity administration services.

10. Stock Incentive Plan

The Company maintains a non-qualified stock option plan. The Company grants stock options at exercise prices equal to or exceeding the fair value at the date of grant. In general, options become exercisable over a four-year period from the grant date and expire ten years after the date of grant. During 2005, the

Company amended its stock option plan to allow the board of directors to grant options on preferred stock and to make 65,000 share of Series B-2 preferred stock available for grant.

At December 31, 2005 and 2004, shares available for future option grants were as follows:

	2005	2004
Class A common stock	69,699	71,674
Series B-2 preferred stock	31,640	—
Total shares available	101,339	71,674

The following table summarizes information about stock option transactions involving options on Class A common stock:

	2005		2004
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	334,065	$11.26	179,335	$21.86
Awards forfeited	(10,275)	21.12	(10,920)	31.66
Awards granted	12,000	1.00	165,650	1.14
Outstanding at December 31	335,790	$10.60	334,065	$11.26
Exercisable at December 31	197,097	$15.07	106,880	$23.77

The following table summarizes information about stock option transactions involving options on Series B-2 preferred stock:

	2005
	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	—	$—
Awards granted	33,360	8.00
Outstanding at December 31	33,360	$8.00
Exercisable at December 31	—	$—

The exercise prices for shares granted under the stock option plan range from $1.00 to $37.67 per share.

The following table summarizes information about options outstanding and options that are available for exercise at December 31, 2005:

Stock	Exercise Price	Weighted Average Remaining Contractual Life (Years)	Shares Outstanding at December 31, 2005	Shares Exercisable at December 31, 2005
Common	$1.00	8.4	176,150	67,549
Common	$3.80	3.8	9,125	9,125
Preferred	$8.00	10.0	33,360	—
Common	$15.94	7.1	106,890	76,798
Common	$37.67	5.0	43,625	43,625
			369,150	197,097

11. Savings & Profit Sharing 401(k) Plan

The Company maintains a defined contribution retirement plan (the Plan) for the benefit of its employees. Each participant in the Plan may elect to contribute up to 15% of his or her annual compensation, subject to certain limitations. The Company contributes $0.50 for every dollar deferred, up to 6% of each employee’s compensation. Employee contributions are fully vested and Company contributions vest over a six-year period.

During 2005 and 2004, the Company incurred expenses of approximately $76,000 and $91,000, respectively, related to employer matching contributions and administration fees paid to third parties. There were no profit sharing contributions made during 2005 and 2004.

12. Stock Subject to Mandatory Redemption

The Company’s convertible preferred stock is subject to mandatory redemption, as described in Note 3. The amount reflected within Mezzanine represents the accrued and undeclared dividends, plus the accretion of the remaining liquidation preference. The following table provides the changes in stock subject to mandatory redemption.

	Series B-1 Preferred Stock		Series B-2 Preferred Stock
	Shares	$	Shares	$	Total
Balance at January 1, 2004	399,353	$39,341,248	472,345	$11,704,139	$51,045,387
Accretion of preferred stock liquidation preference	—	3,342,585	—	1,843,881	5,186,466
Balance at December 31, 2004	399,353	42,683,833	472,345	13,548,020	56,231,853
Accretion of preferred stock liquidation preference	—	3,170,186	—	1,750,566	4,920,752
Dividend declaration	—	(2,404,106)	—	(325,917)	(2,730,023)
Balance at December 31, 2005	399,353	$43,449,913	472,345	$14,972,669	$58,422,582

13. Subsequent Event

The Company was merged into Ebix, Inc. on October 2, 2006. The Company was acquired for $13 million plus additional consideration should the company meet certain future performance requirements. Additionally, the Company was allowed to distribute cash to its shareholders above an agreed threshold amount.

14. Reclassification of Stock Subject to Mandatory Redemption

In order to comply with SEC Regulation S-X disclosure requirements the following revision was made to the financial statements:

•       The convertible preferred stock that was subject to mandatory redemption by the stockholders was presented on the balance sheet between Liabilities and Stockholders’ Equity (Mezzanine). As originally prepared, the convertible preferred stock was included in Stockholders’ Equity.

FINETRE CORPORATION & Subsidiaries

CONDENSED Consolidated Financial Statements

Nine months ended September 30, 2006

(unaudited)

FINETRE CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

September 30
2006
Assets
Current Assets
Cash and cash equivalents	$7,133,157
Restricted cash and cash equivalents	285,574
Accounts receivable, net	1,213,346
Prepaid expenses	128,749
Costs associated with deferred revenue	173,709
8,934,535

Property and Equipment
Computer equipment	1,760,682
Office equipment, furnishings and leasehold improvements	348,291
Purchased software	457,202
Internally developed software	2,180,093
4,746,268
Accumulated depreciation and amortization	(3,174,249)
1,572,019
Other Assets
Costs associated with deferred revenue and other	58,031
58,031

Total Assets	10,564,585

See accompanying notes to consolidated financial statements.

1

September 30 2006
Liabilities and Stockholders' Deficit
Current Liabilities
Accounts payable	$93,052
Accrued payroll	402,622
Deferred revenue	1,902,266
Implementation deposits	580,252
Dividend payable	4,218,982
Other accrued expenses	187,039
7,384,213

Long-Term Liabilities
Deferred revenue	548,734
Implementation deposits	925,315
Sale transaction costs and management payment	1,937,730
3,411,779
Stock Subject to Mandatory Redemption
Series B-1 convertible preferred stock; par value $0.0001 per share; 399,353 shares authorized, issued and outstanding at September 30, 2006 and December 31, 2005; liquidation preference of $41,202,178 at September 30, 2006	41,202,178
Series B-2 convertible preferred stock; par value $0.0001 per share; 723,286 shares authorized, 472,345 shares issued and outstanding at September 30, 2006 and December 31, 2005; liquidation preference of $14,881,063 at September 30, 2006	14,881,063
56,083,241
Stockholders' Deficit
Class B convertible common stock; par value $0.0001 per share; 1,243,475 shares authorized, issued and outstanding at September 30, 2006 and December 31, 2005	124
Class A common stock; par value $0.0001 per share; 3,527,225 shares authorized, 424,065 shares issued and outstanding at September 30, 2006 and December 31, 2005	42

Sale transaction costs and management payment	(1,937,730)
Accumulated deficit	(54,377,084)
Total Stockholders' Deficit	(56,314,648)

Total Liabilities and Stockholders' Deficit	10,564,585

See accompanying notes to consolidated financial statements.

2

FINETRE CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

Nine Months Ended September 30
2006
Revenue
Transaction fees	$3,131,275
Implementation fees	1,213,521
Professional services	1,026,353
5,371,149

Expenses
Salaries and employee benefits	4,194,524
Selling, general and administrative	1,433,944
Marketing	313,458
Depreciation and amortization	780,084
6,722,010

Income (Loss) from Operations	(1,350,861)

Other Income and Expense
Interest income	262,536
Other	685
263,221

Income (Loss) Before Income Taxes	(1,087,640)

Provision for Income Taxes	—

Net Loss	$(1,087,640)

See accompanying notes to consolidated financial statements.

3

FINETRE CORPORATION & SUBSIDIARIES

CONSOLIDATED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

Nine Months Ended September 30
2006
Cash Flows from Operating Activites
Net Loss	$(1,087,640)
Items Not Requiring Cash Outlays
Depreciation and amortization	780,084
(Gain) loss on disposal of fixed assets	(685)
Changes in Accounts, Net of Effect of Acquisition
Accounts receivable	(830,958)
Prepaid expenses	(13,567)
Costs associated with deferred revenue	56,961
Other assets	(15,502)
Accounts payable	(24,242)
Accrued payroll	(116,592)
Deferred revenue	(885,081)
Implementation deposits	1,130,142
Deferred rent	(90,490)
Other	(145,617)
Net cash provided by (used in) operating activities	(1,243,187)

Cash Flows from Investing Activities
Purchases of investments	(2,964,195)
Proceeds from maturities and sales of investments	5,685,648
Proceeds from the sale of property and equipment	4,515
Purchases of property and equipment	(374,353)
Capitalized internal-use software development costs	(231,685)
Net cash provided by investing activities	2,119,930

Cash Flows from Financing Activites
Dividends paid	(3,003,588)
Net cash used in financing activities	(3,003,588)

Net increase (decrease) in cash and cash equivalents	(2,126,845)
Cash and cash equivalents, beginning of year	9,260,002
Cash and cash equivalents, end of year	7,133,157

See accompanying notes to consolidated financial statements.

4

FINETRE CORPORATION & SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1.   Description of Business and Summary of Significant Accounting Policies

DESCRIPTION OF BUSINESS

Finetre Corporation (Finetre) was incorporated under Indiana law in 1998. Finetre, together with its subsidiaries (the Company), is a software technology company, presently conducting its business solely within the United States. The Company has developed an Internet-based annuity sales and servicing platform (the AnnuityNet Platform) that connects annuity issuers, distributors and point-of-sale representatives. The AnnuityNet Platform includes compliance data collection, suitability, workflow routing and a full variety of variable and fixed annuity products containing virtually all product rules. This allows distributors to standardize on a single set of business methods and processes across multiple annuity issuers, and allows annuity issuers visibility across multiple distributors with a single interface. The Company operates the AnnuityNet Platform as an Application Service Provider (ASP). As an ASP, the Company manages all software, hardware and maintenance upgrades while providing its customers with faster deployment and continuous improvements.

In October 2006, the Company merged with a subsidiary of Ebix, Inc. Please see Note 4 for additional information regarding the sale.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Information

In the opinion of management, these unaudited condensed consolidated financial statements contain all adjustments necessary to present fairly, in all material respects, its financial position at September 30, 2006 and the results of its operations for the period there ended, in accordance with accounting principles generally accepted in the United States. The results of operations for this interim period are not necessarily indicative of the results to be expected for the full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted; therefore, these financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2005.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of Finetre Corporation and its wholly-owned subsidiary, AnnuityNet Insurance Agency, Inc. All significant intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates

The nature of the Company’s business requires management to make estimates and assumptions that affect the amounts reported in these consolidated financial statements. Actual results will likely differ from those estimates.

5

Revenue Recognition

The Company has three components of revenue:

•                     Transaction Fee Revenue. Transaction fee revenue is earned in connection with the Company providing its AnnuityNet Platform for use in the sale and servicing of annuities. Revenue is charged on a per transaction basis and is recognized as transactions are processed.

•                     Implementation Fee Revenue. The Company receives implementation fee revenue from annuity issuers and distributors in connection with implementing its annuity sales and servicing platform. Implementation fee revenue is recognized on a straight-line basis over the term of the related agreement, generally three years. Implementation fee deposits, the majority of which are nonrefundable, and deferred revenue represent advance payments billed to customers pursuant to signed agreements.

•                     Professional Services Revenue. Professional services revenue is earned through the Company performing technology related services, such as configuring the AnnuityNet Platform to meet certain customer-specific requirements, at contracted hourly rates. Revenue from professional services that are contracted through servicing agreements that contain multiple elements of revenue are deferred and recognized over the life of the related service agreement. Revenue for all other professional services is recognized as the services are performed.

Cost Associated with Deferred Revenue

The Company capitalizes the direct costs associated with deferred implementation and professional services revenue. These costs are generally related to software configuration of the AnnuityNet Platform. The Company expenses as incurred incremental direct costs related to contract acquisition. During the nine months ended September 30, 2006, the Company capitalized $122,000 in direct costs associated with deferred revenue. The capitalized costs are amortized over the same period in which the deferred revenue is recognized, and are reported as Salaries and Employee Benefits on the income statement. During the nine months ended September 30, 2006, the Company recognized amortization expense of $179,000.

Accounts Receivable

The Company’s accounts receivable are concentrated with financial institutions, and are shown net of reserves for uncollectible accounts. Reserves are determined based on the age and source of the underlying receivable as well as past collections experience. Total reserves netted against receivables were approximately $10,000 at September 30, 2006.

Internal-Use Software

Included in Property and Equipment are costs incurred in developing software products for internal use. Generally, the Company capitalizes all direct internal and external costs of developing software for its own use. This includes final design, software configuration, coding and placing the software in service.

6

The Company expenses costs incurred in exploring software projects and after the software projects are placed in service. This includes determining performance requirements and evaluating alternatives, as well as testing, training and maintenance costs once the software is placed in service, including minor modifications and improvements.

When a software product is placed in service, the associated capitalized costs are amortized on a straightline basis over the estimated useful life of the software, generally 36 months. During the nine months ended September 30, 2006, the Company capitalized approximately $404,000 in costs associated with developing software for internal use. Amortization expense related to internally developed software was approximately $421,000 during the nine months ended September 30, 2006.

Management assesses impairment of internal use software when conditions warrant, considering the potential recoverability of the carrying value of the capitalized costs, using a discounted cash flow approach. During the nine months ended September 30, 2006 the Company recognized an impairment adjustment of approximately $250,000 related to software development projects that had been abandoned during the period.

2.   Stock Subject to Mandatory Redemption and Equity

The Company’s redeemable preferred stock and other equity securities are divided into four classes: Class A common stock, Class B convertible common stock, Series B-1 convertible preferred stock and Series B-2 convertible preferred stock. On September 22, 2006, in connection with the Ebix merger, the Board of Directors of the Company declared a $4.2 million dividend, of which approximately $3.8 million was payable to the preferred stockholders and approximately $0.4 million was payable to the Class B common stockholder. The dividend was paid on October 2, 2006 to stockholders of record on September 22, 2006. On December 14, 2005, the Board of Directors of the Company declared a $3 million dividend, of which approximately $2.7 million was payable to the preferred stockholders and approximately $0.3 million payable to the Class B common stockholder. The dividend was paid in January 2006 to stockholders of record on December 14, 2005.

The Series B convertible preferred stockholders have certain preferential rights, including a liquidation preference equal to two times the initial investment. The Series B-1 convertible preferred stock contains a right to receive approximately 1.5 shares of Class A common stock for each share of Series B-1 preferred stock upon conversion. The Series B-2 convertible preferred stock contains a right to convert to Class A common stock on a 1:1 basis. At September 30, 2006, accrued and undeclared dividends were approximately $0.8 million and are reflected in the financial statements within Stockholders’ Equity. The Series B convertible preferred stockholders have the right to require redemption of their preferred stock at the greater of the fair market value of the stock or their liquidation preference. The total liquidation preference of the Series B stockholders is $56 million.

7

Generally, all classes of stock vote on stockholder matters based on the number of shares of common stock they have a right to own. However, the Series B convertible preferred stockholders and the Class B convertible common stockholders have certain preferential voting rights as provided in the Articles of Incorporation and the Stockholders Agreement. Certain members of management have a right to participate in any liquidation proceeds.

3.   Commitments and Contingencies

The Company leases office space in Herndon, Virginia under a five-year lease with an option to renew for an additional five years. The lease expires in September 2007 and provides for monthly rent of approximately $55,000. The Company maintains a letter of credit in the amount of $225,000 as security for the lease. During the nine months ended September 30, 2006, the Company incurred rent expense of approximately $519,000.

The Company entered into a sublease agreement for a portion of its office space beginning April 2006. The Company receives sublease income of approximately $21,000 per month and the sublease expires in September 2007. For the nine months ended September 30, 2006, the Company received sublease income of approximately $96,000.

4.   Subsequent Event

The Company was merged into Ebix, Inc. on October 2, 2006. The Company was acquired for $13 million plus additional consideration should the company meet certain future performance requirements. Additionally, the Company was allowed to distribute cash to its shareholders above an agreed threshold amount.

8

Annex B

PRO FORMA INFORMATION

Ebix, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheets
September 30, 2006
(In thousands, except per share data)

					Ebix, Inc./
			Pro Forma		Finetre
	Ebix, Inc.	Finetre	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$5,334	$7,133	$(5,810	)(T)
			(2,000	)(A)	$4,657
Restricted cash and cash equivalents	—	286	(286	)(T)	—
Accounts receivable	5,002	1,213	(644	)(S)	5,571
Prepaid expenses	—	129			129
Other current assets	724	232	(232	)(E)	724
Total current assets	11,060	8,993	(8,972)		11,081
Property and equipment, net	1,598	1,572	(721	)(E)	2,449
Goodwill	13,040	—	10,071	(B)	23,111
Intangibles	4,897	—	2,957	(B)	7,854
Other assets	285	—	—		285
Total assets	$30,880	$10,565	$3,335		$44,780

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,019	$280	$388	(C)	$1,687
Accrued payroll and related benefits	1,312	403			1,715
Line of credit	—	—	11,000	(A)	11,000
Current portion of long term debt	975	—			975
Current portion of capital lease obligations	3				3
Current deferred rent	44				44
Deferred revenue	2,601	2,451	(1,433	)(D)
			(773	)(F)	2,846
Stock subject to mandatory redemption Series B-1 Preferred Stock	—	41,202	(41,202	)(E)	—
Stock subject to mandatory redemption Series B-2 Preferred Stock	—	14,881	(14,881	)(E)	—
Deposits		1,505	773	(F)
	—	—	(50	)(E)
			(644	)(S)	1,584
Dividend payable	—	4,219	(4,219	)(E)	—
Total current liabilities	5,954	64,941	(51,041)		19,854
Redeemable common stock	—	—	—		—
Long term note payable, less current portion	920	—	—		920
Long term capital lease obligation, less current portion	10				10
Long term deferred rent	241				241
Sale transaction costs and Finetre management payment	—	1,938	(1,938	)(E)	—

Stockholders’ equity:
Convertible Series D Preferred stock	—	—			—
Common stock, $.10 par value, 10,000,000 shares authorized	277	—			277
Additional paid-in capital	94,416	—	—		94,416
Treasury stock	(148)				(148)
Class A Common Stock	—	1	(1	)(E)	—
Class B Common Stock	—	1	(1	)(E)	—
Sale transaction costs and Finetre management payment	—	(1,938)	1,938	(E)	—
Accumulated deficit	(71,397)	(54,378)	54,378	(E)	(71,397)
Accumulated other comprehensive income	607	—			607
Total stockholders’ equity	23,755	(56,314)	56,314		23,755
Total liabilities and stockholders’ equity	$30,880	$10,565	$3,335		$44,780

Ebix, Inc. and Subsidiaries

Unaudited Pro Forma Combining Statements of Income

December 31, 2005

(In thousands, except per share data)

									Ebix, Inc./
					Ebix, Inc.				Infinity /
			Pro Forma		Infinity		Pro Forma		Finetre
	Ebix, Inc.	Infinity	Adjustments		ProForma	Finetre	Adjustment		Pro Forma
Revenue:
Software	$1,218				$1,218	—			$1,218
Services and other	22,882	4,952	(17	)(H)	27,817	7,554	(2,040	)(J)	33,331
Total revenue	24,100	4,952	(17)		29,035	7,554	(2,040)		34,549

Operating expenses:
Services and other costs	5,915	3,341	—		9,256	910			10,166
Product development	3,258	—	—		3,258	2,063			5,321
Sales and marketing	2,073	209	—		2,282	1,254			3,536
General and administrative	6,883	354	—		7,237	3,134	—		10,371
Amortization and depreciation	1,321	52	392	(G)	1,765	898	619	(Q)
							(529	)(R)	2,753
Total operating expenses	19,450	3,956	392		23,798	8,259	90		32,147
Operating income	4,650	996	(409)		5,237	(705)	(2,130)		2,402

Interest income	294	11			305	378	—		683
Gain on Investment (Vards)	—	—	—		—	9,171	(9,171	)(K)	—
Interest expense	(308)	(6)			(314)	—	—		(314)
Foreign exchange gain (loss)	(20)	—			(20)	—			(20)

Income before income taxes	4,616	1,001	(409)		5,208	8,844	(11,301)		2,751
Income taxes	(294)	(18)	(20	)(I)	(332)	(160)	160	(K)	(332)

Net income	$4,322	$983	$(429)		$4,876	$8,684	$(11,141)		$2,419

Basic earnings per common share	$1.55				$1.75				$0.87
Diluted earnings per common share	$1.38				$1.56				$0.78

Basic weighted average shares outstanding	2,789				2,789	—	—		2,789

Diluted weighted average shares outstanding	3,121				3,121	—	—		3,121

Ebix, Inc. and Subsidiaries

Unaudited Pro Forma Combining Statements of Income

September 30, 2006

(In thousands, except per share data)

					Ebix, Inc.				Ebix, Inc./
			Pro Forma		Infinity		Pro Forma		Finetre
	Ebix, Inc.	Infinity	Adjustments		ProForma	Finetre	Adjustments		Pro Forma
Revenue:
Software	$1,251	—	—		$1,251	$—	—		$1,251
Services and other	18,724	1,324	(25	)(L)	20,023	5,371	(1,408	)(O)	23,986
Total revenue	19,975	1,324	(25)		21,274	5,371	(1,408)		25,237

Operating expenses:
Services and other costs	4,170	645	—		4,815	558	—		5,373
Product development	3,265	—	—		3,265	2,059	—		5,324
Sales and marketing	1,969	53	—		2,022	958	—		2,980
General and administrative	4,892	149	—		5,041	2,368	—		7,409
Amortization and depreciation	1,166	9	98	(M)	1,273	780	371	(P)
							(421	)(R)	2,003
Total operating expenses	15,462	856	98		16,416	6,723	(50)		23,089
Operating income	4,513	468	(123)		4,858	(1,352)	(1,358)		2,148

Interest income	190	4	—		194	264	—		458
Interest expense	(109)	—	—		(109)	—	—		(109)
Foreign exchange gain (loss)	16	—	—		16	—	—		16

Income before income taxes	4,610	472	(123)		4,959	(1,088)	(1,358)		2,513
Income taxes	(318)	(3)	(9	)(N)	(330)	—	—		(330)

Net income	$4,292	$469	$(132)		$4,629	$(1,088)	(1,358)		2,183

Basic earnings per common share	$1.56				$1.68				$0.79
Diluted earnings per common share	$1.37				$1.48				$0.70

Basic weighted average shares outstanding	2,757				2,757		—		2,757

Diluted weighted average shares outstanding	3,131				3,131		—		3,131

Ebix, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combining Financial Statements

(amounts in thousands)

1.              BASIS OF PRESENTATION

The unaudited pro forma condensed combining balance sheet as of September 30, 2006 gives effect to the merger with Finetre Corporation (“Finetre”), as if it occurred on that date.  The unaudited pro forma condensed combining statement of operations for the nine-months ended September 30, 2006 and year ended December 31, 2005 gives effect to the acquisition of Finetre as if it occurred on January 1, 2005.

Under the terms and conditions of the Agreement, dated September 22, 2006 and effective October 2, 2006 Finetre became a separate division within Ebix, Inc. (“the Company”).  The Company paid Finetre shareholders $13 million for substantially all of Finetre stock and Finetre shareholders retain the right to earn up to $3 million in additional payments over two years if certain revenue and net income targets of the Finetre division of Ebix are met.  The Company also incurred approximately $388 of direct expenses related to closing the Finetre acquisition.  The Company funded the acquisition using available cash on hand of $2 million as well as its $11 million line of credit.

The assets acquired and liabilities assumed in this acquisition were recorded based on management’s best estimates of fair market value with any excess purchase price being allocated to goodwill and other intangible assets.  The preliminary purchase price allocation may be subject to further adjustments as the Company finalizes its allocation in accordance with accounting principles generally accepted in the United States of America.

2.              PRO FORMA ADJUSTMENTS TO THE BALANCE SHEET AND STATEMENT OF INCOME

(A)	Reflects Ebix, Inc.’s purchase price of approximately $13,000,000, $2,000,000 in cash and $11,000,000 on the line of credit.

(B)	Reflects the establishment of goodwill in the amount of $10,071 and other intangible assets of $2,957.

(C)	Reflects the acquisition costs related to the Finetre acquisition.

(D)	Reflects the adjustment of Deferred Revenue acquired to its estimated fair value.

(E)	Reflects the elimination as part of the purchase price as the estimated fair values of these assets and liabilities were deemed to be zero.

(F)	Reflects the reclassification of deposits from deferred revenue to deposit liabilites.

(G)	Reflects assumed amortization of $392 during 2005 related to the establishment of intangible assets in connection with the Infinity acquisition.

(H)

Reflects a reduction of revenue related to Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts acquired to its fair value at January 1, 2005 and subsequent recognition of adjusted deferred revenue.

(I)	Reflects a 2% tax provision (AMT) on Infinity’s pre tax income

(J)	Reflects a reduction of revenue related to recording Finetre’s deferred revenue acquired to its fair value at January 1, 2005 and subsequent recognition of adjusted deferred revenue.

(K)	Reflects the reduction of the proceeds and tax expense from the sale of a line of business.

(L)

Reflects a reduction of revenue related to Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts acquired to its fair value at January 1, 2005 and subsequent recognition of adjusted deferred revenue.

(M)	Reflects assumed amortization of $98 during 2005 related to the establishment of intangible assets in connection with the Infinity acquisition.

(N)	Reflects a 2% tax provision (AMT) on Infinity’s pre tax income

(O)	Reflects a reduction of revenue related to recording Finetre’s deferred revenue acquired to its fair value at January 1, 2006 and subsequent recognition of adjusted deferred revenue.

(P)	Reflects assumed amortization of $371 during 2006 related to the establishment of intangible assets in connection with the Finetre acquisition.

(Q)	Reflects assumed amortization of $619 during 2005 related to the establishment of intangible assets in connection with the Finetre acquisition.

(R)	Reflects the elimination of the Finetre amortization expense related to internal software that was written off.

(S)	Reflects the elimination of deposit liabilities that are included in receivables.

(T)	Reflects an asset that was not assumed in the Finetre acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

	By:	/s/ Richard J. Baum
Richard J. Baum
Executive Vice President — Finance and
Administration, Chief Financial Officer
And Secretary

Dated: December 29, 2006